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Corporation #6600964 BN #849840368RC0001

Corporation Name(s):	Detour Gold Corporation
Old Name(s) and Change Date(s)	
	6600964 CANADA INC. - 2006/08/21
Mailing Address:	*[Latest address on file]*
Care of:	
Street:	181 BAY STREET, BCE PLACE, SUITE 2500
City:	TORONTO
Province:	Ontario
Postal Code:	M5J2T7
Country:	Canada
Registered Office Address:	*[Latest address on file]*
Care of:	
Street:	181 BAY STREET, BCE PLACE, SUITE 2500
City:	TORONTO
Province:	Ontario
Postal Code:	M5J2T7
Country:	Canada
Country:	Canada
Reg. Off. Eff:	2006/07/19

Status	***Date***
Active	2006/07/19

ACT Name: Canada Business Corporations Act	***Proxy:***
Incorporation:2006/07/19	***Prospectus:***
Amalgamation:	***Take Over:***
Continuance:	***Revival:***
Anniversary:2006/07/19	***Intent to Dissolve:***
Import: -	***Revocation of Intent:***
Export: -	***Update:***2006/10/11

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Directors

NOTICE TO CLIENTS:

Please note that directors residential addresses are no longer available online. The request for this information can be made in writing directly to Corporations Canada by:

E-mail: corporationscanada@ic.gc.ca

Fax: (613) 941-0601 or 941-5789

Letter: Attn: Head, Information and Certification Unit
9th Floor, Jean Edmonds Tower South
365 Laurier Avenue West
Ottawa, Ontario K1A OC8

Please provide contact name, e-mail address, business address, telephone number and fax number.

Current: 7
Min: 1
Max: 10

Last Update Date: 2006/09/25
Last Amendment: 2006/07/19

Director(s) name(s):
GERALD SYLVAIN PANNETON
LOUIS DIONNE
JEFFREY MASON
ROBERT DICKINSON
SCOTT COUSENS
DAVID COPPELAND
RONALD THIESSEN

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Annual Return/Annual Summary(AR/AS)

NOTICE TO CLIENTS:

Following the transition period resulting from the November 24, 2001 amendments to the Canada Business Corporations Act, the Act now refers to a minimum of 50 shareholders instead of 15

Distributing:
Number of Shareholders:
Annual Meeting (Last):
Enforcement Code:
Enforcement Date:
Taxation Year End:

AR/AS Filed:

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